Exhibit 3.30

BYLAWS

OF

REP HOLDINGS, LTD.

Organized under the laws
of the State of Hawaii

Adopted as of the 1st day of May, 1998

	BYLAWS OF

	REP HOLDINGS, LTD

		Page
	ARTICLE I

	Offices and Seal

Section 1.1	Offices	1

Section 1.2	Seal	1

	ARTICLE II

	Meetings of Shareholders

Section 2.1	Annual Meetings	1

Section 2.2	Special Meetings	1

Section 2.3	Place of Meetings	1

Section 2.4	Notice of Meetings	1

Section 2.3	Quorum	2

Section 2.6	Closing of Transfer Books and Fixing Record Date	2

Section 2.7	Voting Record	2

Section 2.8	Proxies	2

Section 2.9	Voting of Shares by Certain Shareholders	3

Section 2.10	Unanimous, Consent of Shareholders	3

Section 2.11	Shares Held by Nominees	3

Section 2.12	Voting Agreements or Voting Trusts	4

	ARTICLE III

	Board of Directors

Section 3.1	Number and Qualifications	4

Section 3.2	Term of Office	4

Section 3.3	Removal	4

Section 3.4	Vacancies	4

Section 3.5	Committees of the Board	4

	ARTICLE IV

	Actions of the Board of Directors5

Section 4.1	Regular Meetings	5

Section 4.2	Special Meetings	5

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ii

Section 8.4	Authorization for Indemnification	10

Section 8.5	Advances	11

Section 8.6	Indemnification not Exclusive	11

Section 8.7	Insurance	11

Section 8.8	Fiduciaries of Employee Benefits Plan	11

iii

BYLAWS

OF

REP HOLDINGS, LTD.

ARTICLE I

Offices and Seal

Section 1.1                                      Offices.  The principal office of the Corporation shall be at such place as the board of directors shall from time to time determine. The Corporation may have other offices, either within or without the State of Hawaii, as the board of directors may designate, or as the business of the Corporation may require from time to time.

Section 1.2                                      Seal. The Corporation may have a seal.

ARTICLE II
Meetings of Shareholders

Section 2.1                                      Annual Meetings. The annual meeting of shareholders shall be held each year at such time and place as the board of directors shall determine. The purpose of the annual meeting shall be electing directors and transacting otter business as may come before the meeting.

Section 2.2                                      Special Meetings. Special meetings of shareholders may be held for any purpose or purposes. Special meetings shall be held at any time upon the call of the president, any director or upon the written request of shareholders owning not less than one-tenth of the shares entitled to vote at the special meeting.

Section 2.3                                      Place of Meetings. The board of directors may designate any place within or without the State of Hawaii for any annual or special meeting of shareholders. If no designation is made, the meeting shall be held at the principal office of the Corporation.

Section 2.4                                      Notice of Meetings. Written notice of all meetings, annual or special, shall state the place, day, and hour of the meeting and whether it is an annual or special meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. Except as provided in the next sentence, notice shall be delivered not less than ten days, nor more than seventy days before the data of the meeting. Notice of a meeting to vote upon a merger, consolidation, share exchange or sale of all or substantially all assets otherwise than in the usual and regular course of business shall be delivered not less than twenty days nor more than seventy days before the date of the meeting. Notice shall be delivered personally, by mail or by telecopier, by or at the direction of the president, the secretary, or persons calling the meeting, to each registered holder entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the registered holder at the holder’s address as it appears on the stock transfer books of the Corporation. Waiver by a shareholder in writing of a notice of a shareholders’ meeting shall be equivalent to the giving of notice. Upon notice being given in accordance with provisions of this section, the failure of any shareholder to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat.

Section 2.5                                      Quorum. Except as otherwise provided by these bylaws, the Corporation’s articles of incorporation or law, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or by proxy. If a quorum is not present at any meeting, a majority of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by an announcement at the meeting, until holders of the number of shares required to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.6                                      Closing of Transfer Books and Fixing Record Date. To determine shareholders entitled to notice of, or to vote at, any meeting of shareholders, or entitled to receive any dividend, or to make a determination of shareholders for any other purpose, the board of directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for the determination of shareholders. In case of a meeting of shareholders, the record date shall be not less than ten or twenty days, as determined in accordance with Section 2.4 of these bylaws, prior to the date on which the action requiring the determination of shareholders is to be taken. The record date shall never be more than seventy days prior to the date on which the action is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the same determination shall apply to any adjournment.

Section 2.7                                      Voting Record. The secretary shall make from the stock transfer books a complete record of the shareholders entitled to vote at the meeting or any adjournment. The list shall be arranged in alphabetical order and show the address of and the number of shares held by each shareholder. The record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

Section 2.8                                      Proxies. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

Section 2.9                                      Voting of Shares by Certain Shareholders. (a) Shares held by another corporation may be voted by the officer, agent, or proxy prescribed by the bylaws of the Corporation or, in the absence of such provision, as the board of directors of the Corporation may determine.

(b)                                 Shares held by a subsidiary of the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any time. Another corporation is a subsidiary of this Corporation for purposes of this Section if this Corporation owns a majority of the shares voted for election of directors.

(c)                                  Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of the shares into the person’s name. If the shares have not been transferred into the person’s name, the person shall, as a prerequisite to voting, file with the Corporation a certified copy of the person’s letter evidencing the person’s authority as an administrator, executor, guardian or conservator.

(d)                                 A trustee may not vote shares unless the shares have been transferred into the trustee’s name. Shares standing in the name of trustees may be voted by all or a majority of the trustees, either in person or by proxy.

(e)                                  Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without transfer into the receiver’s name if authority so to do is contained in an appropriate order of the court by which the receiver was elected and the order is filed with the secretary.

(f)                                    A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares transferred, unless prior to the meeting the pledgee or the pledgee’s representative shall file with the secretary a proxy for the pledger to vote the stock.

Section 2.10                                Unanimous Consent of Shareholders. Whenever the vote of shareholders at any meeting, annual or special, is required or permitted to be taken in connection with any corporate action permitted by law, the meeting and vote of shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action consent in writing to the action being taken.

Section 2.11                                Shares Held by Nominees.  The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution shall set forth (1) the types of recordholding shareholders who may certify, (2) the purpose or purposes for which the certificate may be made, (3) the form of certificate and information to be contained therein, (4) if the certificate is with respect to a record date or closing of the stock transfer books, the time within which the certificate must be received by the Corporation, and (5) such other provisions with respect to the procedures as are deemed necessary or desirable. Upon receipt by the Corporation of a certificate complying with the procedure, the persons specified in the certificate shall be deemed, for the purpose or purposes set forth in the certificate, to be the holders of record of the number of shares specified in place of the shareholder making the certificate.

Section 2.12                                Voting Agreements or Voting Trusts.  The trustee or trustees of any voting trust agreement affecting the shares of the Corporation shall file an executed counterpart of the voting trust agreement with the secretary of the Corporation. The trustee or trustees of any voting agreement affecting the shares of the Corporation may file an executed counterpart thereof with the secretary of the Corporation. The Corporation and all directors and officers thereof may be required to recognize and give effect to the voting powers of the trustee or trustees under agreements of either kind which are filed with the secretary.

ARTICLE III
Board of Directors

Section 3.1                                      Number and Qualifications. The board of directors shall consist of the number of persons elected at any annual or special meeting of the shareholders, but in no event shall the number of directors be less than the minimum number required by law. Directors need not be shareholders. At least one director shall be a resident of the State of Hawaii. Each director shall give to the secretary the mailing address and any changes thereof to which notices shall be sent to the director.

Section 3.2                                      Term of Office. Each director shall hold office, except as otherwise provided by law or in these bylaws, until the next annual meeting of shareholders following that director’s election and until that director’s successor shall be elected and qualified, or that director’s death, resignation or removal as provided in these bylaws.

Section 3.3                                      Removal. The entire board of directors or any director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, no director elected by cumulative voting may be removed if shareholders holding a sufficient number of shares to elect the director at an election of directors vote against the removal. In case any vacancy so created shall not be filled by the shareholders at the meeting, the vacancy shall be filled by the board of directors as hereinafter provided.

Section 3.4                                      Vacancies. Permanent vacancies on the board of directors caused by death, resignation, removal or other cause may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the unexpired term of the director’s predecessor in office.

Section 3.5                                      Committees of the Board. The board of directors may elect committees of one or more directors. Anything to the contrary in Section 4.5 of these bylaws notwithstanding, committee members must be designated by a majority of the entire board of directors. If the board of directors elects an executive or other committee, the executive or other committee may exercise all power of the board of directors, except that the executive or other committee may not: (1) authorize distributions; (2) approve or recommend to shareholders actions or proposals required to be approved by shareholders; (3) designate candidates for the office of director, for purposes of proxy solicitations or otherwise, or fill vacancies on the board of directors or any committee thereof (but the nominating committee may make recommendations to be approved or disapproved by the beard of directors); (4) amend these bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (7) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series or class of shares, except as permitted by law or pursuant to a stock option or purchase plan approved by the board of directors. Each committee may determine its own procedures for meetings and decision making. If no determination is made, the provisions of Sections 4.2, 4.4 and 4.5 of these bylaws shall apply as if the committee were the board of directors.

ARTICLE IV
Actions of the Board of Directors

Section 4.1                                      Regular Meetings. A regular meeting of the board of directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Hawaii, for holding additional regular meetings without notice other than the resolution.

Section 4.2                                      Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors or the committee may fix any place for holding any special meeting of the board of directors or the committee called by them.

Section 4.3                                      Attendance at Meetings by Telephone. Subject to the provisions of these bylaws regarding notice, members of the board of directors or any committee may participate in a meeting of the board of directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 4.4                                      Notice of Meetings.  The secretary shall give notice of each meeting of the board of directors. Notice shall be in writing and be mailed to the director’s mailing address, registered pursuant to Section 3.1 of these bylaws, not less than three days before the meeting. Notice may be given personally, by telephone, telecopy, telegraph, or other means than mail not less than one day before the meeting. Notice may also be given as otherwise prescribed in advance by the board of directors. The failure of any director to receive notice shall not invalidate the proceedings of any meeting at which a quorum of directors is present. Notice need not be given to any director who shall, either before or after the meeting, sign a waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement, the lack of notice. Except as otherwise provided by law, the Corporation’s articles of incorporation or these bylaws, a notice or waiver of notice need not state the purposes of the meeting.

Section 4.5                                      Quorum and Adjournment. A majority of the directors shall constitute a quorum for the transaction of business. No actions taken other than the election of directors to fill permanent vacancies, as provided in these bylaws, shall bind the Corporation unless it shall receive the concurring vote of a majority of the directors present at a meeting at which a quorum is present. In the absence of a quorum, the presiding officer or a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum is present.

Section 4.6                                      Presumption of Assent. A director who is present at a meeting of the board of directors or any committee at which action on any matter is taken shall be presumed to have assented to the action. To dissent, the director’s dissent or the director’s withholding of the director’s vote shall be entered in the minutes of the meeting. Alternatively, the director shall file a written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward the dissent by registered or certified mail to the secretary within two days after the date of the action. The right to dissent shall not apply to a director who voted in favor of the action.

Section 4.7                                      Unanimous Action Without Meeting. Any action required or permitted to be taken at any meeting of the hoard of directors or a committee may be taken without meeting if all of the directors or all the committee members consent in writing to the action. The consent may be signed at any time before or after the intended effective date of the action. The consent shall be filed with the minutes of the hoard of directors meetings or committee meetings and shall have the same effect as a unanimous vote.

Section 4.8                                      Conflicts of Interest. A director shall be considered to have a conflict of interest if (a) the director has existing or potential financial or other interests which impair or might reasonably appear to impair independent unbiased judgment in the discharge of the director’s responsibilities to the Corporation, or (b) such director is aware that a member of the director’s family (which, for purposes of this Section 4.8, shall be a spouse, child, parent, sibling, grandchild, aunts and uncles, cousin or spouse of any such person) or any organization in which the director (for a member of the director’s family) is an officer, director, employee, member, partner, trustee, or controlling stockholder, has such existing or potential financial or other interests. Each director shall disclose to the board of directors and each committee on which the director serves any possible conflict of interest at the earliest practical time. A director with a conflict of interest may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee which authorized, approves or ratifies the transaction.

ARTICLE V
Officers

Section 5.1                                      Titles and Number. The officers of the Corporation shall be the president, one or more vice presidents, a secretary, a treasurer and, in the discretion of the board of directors, a chair of the board and such other officers, assistant officers and agents as the board of directors shall from time to time elect with such duties as from time to time may be prescribed by the board of directors or these bylaws.

Section 5.2                                      Election and Term of Office. All officers shall be elected by the board of directors and shall serve at the pleasure of the board of directors. Any person may hold more than one office. Each officer shall hold office until that officer’s successor has been elected and qualified or that officer’s earlier death, resignation or removal as provided in these bylaws.

All officers shall be subject to removal at any time with or without cause by the board of directors. The board of directors may, in its discretion, elect acting or temporary officers and may elect officers to fill vacancies occurring for any reason whatsoever. The board of directors may, in its discretion, limit or enlarge the duties and powers of any officer elected by it. Officers need not be shareholders of the Corporation.

Section 5.3                                      Chair of the Board. The chair of the board (if elected) shall preside at all meetings of the board of directors and of shareholders and shall perform other duties as may be required of the chair of the board by the board of directors.

Section 5.4                                      President. The president (in the absence of the chair of the board, if elected) shall preside at all meetings of the shareholders and the board of directors. Unless the board of directors shall decide otherwise, the president shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation The president shall perform other duties as are incident to the president’s office or are required of the president by the board of directors.

Section 5.5                                      Vice President.  In the absence or disability of or refusal to act by the president, the vice president or vice presidents shall, in order designated by the president or the board of directors, perform all of the duties of the president. When so acting a vice president shall have all the powers of and be subject to all the restrictions upon the president. The vice president or vice presidents shall have powers and perform other duties as may be prescribed by the president, the board of directors or the bylaws.

Section 5.6                                      Secretary and Assistant Secretaries.  The secretary shall keep the minutes of all meetings of shareholders, the board of directors and committees of the board of directors (if any). The secretary shall give notice in conformity with these bylaws of all meetings of the shareholders and the board of directors. In the absence of the chair of the board and of the president and the vice president or vice presidents, the secretary shall have the power to call meetings of the shareholders, the board of directors and committees of the board of directors. The secretary shall also perform all other duties assigned to the secretary by the president or the board of directors. The assistant secretary or assistant secretaries shall, in the order prescribed by the board of directors or the president, perform all the duties and exercise all the powers of the secretary during the secretary’s absence or disability or whenever the office is vacant. An assistant secretary shall perform all the duties assigned to the assistant secretary or assistant secretaries by the president or the board of directors.

Section 5.7                                      Treasurer and Assistant Treasurers. The treasurer shall be the chief financial and accounting officer of the Corporation. The treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and the keeping of corporate financial records. The treasurer shall perform all other duties assigned to the treasurer by the president or the board of directors. The assistant treasurer or assistant treasurers, if elected, shall, in the order prescribed by the board of directors or the president, perform all the duties and exercise all the powers of the treasurer during the treasurer’s absence or disability or whenever the office is vacant. An assistant treasurer shall perform all the duties assigned to the assistant treasurer or assistant treasurers by the president or the board of directors.

Section 5.8                                      Catastrophic Event.  In the event of a catastrophe which shall cause the death or inability to act of the chair of the board (if erected), the president and other officers, the order of succession to the presidency shall be the vice president or vice presidents, in such order as shall be determined by resolution of the board of directors, the secretary, and the treasurer until such time as the board of directors fills the vacancies. In the event of the death or inability to act of any director or the president, the secretary may call a special meeting of shareholders or the board of directors for the purpose of filling the vacancies.

ARTICLE VI
Shares

Section 6.1                                      Payment for Shares. The payment for shares may be any legal consideration.

Section 6.2                                      Certificates for Shares; Uncertificated Shares.  Each holder of a share of the Corporation shall be entitled to (a) a share certificate signed by the chair of the board of directors or the president or a vice president, and by the treasurer or the secretary, or an assistant treasurer or assistant secretary, or (b) if the board of directors shall provide that all or some shares shall be uncertificated shares, a written notice setting forth the name of the shareholder and the number, class and series, if any, of shares registered in the name of the shareholders. Certificates for shares shall be in such form as shall be approved by the board of directors and shall bear the corporate seal, if any, or a facsimile thereof. Any or all of the signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon the certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were such officer, transfer agent, or registrar at the date of its issue.

Section 6.3                                      Transfer of Shares. Transfer of shares may be made in any manner permitted by law. No transfer shall be binding upon the Corporation until a properly endorsed certificate has been presented to the secretary of the Corporation for registration of the transfer.

Section 6.4                                      Lost Certificates. The board of directors may adopt rules and regulations respecting replacement of lost, destroyed or mutilated certificates. Subject to these rules or otherwise if no rules are adopted, the board of directors may order a new share certificate to be issued in the place of any share certificate alleged to have been lost, destroyed, or mutilated. In every such case, the owner of the lost, destroyed, or mutilated certificate shall be required to file with the board of directors sworn evidence showing the facts connected with the loss or destruction. Unless the board of directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the Corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the board of directors may approve, to indemnify the Corporation against any loss, damage or liability that the Corporation may incur by reason of the issuance of a new certificate. Any new certificate issued in the place of any lost, destroyed, or mutilated certificate shall bear the notation “Issued for Lost Certificate No.               .”  Nothing in this section contained shall impair the right of the board of directors, in its discretion, to refuse to replace any allegedly lest or destroyed certificate, save upon the order of the court having jurisdiction in the matter.

ARTICLE VII
Instruments and Investments

Section 7.1                                      Proper Officers.  Except as hereinafter provided, or as required by law, all checks, notes, bonds, acceptances or other financial instruments, deeds, loses, contracts, licenses, endorsements, stock, powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the Corporation may be signed by any two officers, provided, however, that no officer, though the officer may hold two or more offices, shall sign any instrument in more than one capacity, unless the Corporation has only one officer as permitted by law. However, the board of directors may authorize any documents, instruments or writings to be signed by any officers, agents or employees of the Corporation or any one of them in such manner as the board of directors may determine.

Section 7.2                                      Facsimile Signatures. The board of directors may by resolution provide for the execution of cheeks, warrants, drafts and other orders for the payment of money by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in the resolution.

Section 7.3                                      Voting Shares Held by the Corporation.  In all cases where the Corporation owns, holds, or represents under power of attorney, proxy or in any representative capacity, shares of any corporation, or shares or interests in business trusts, partnerships or other associations, the shares or interests shall be represented and voted by the president, or in the absence of the president, by a vice president or as otherwise prescribed by the board of directors. In the absence of either officer, any person specifically elected by the board of directors for the purpose shall have the right to represent and vote the shares or interests.

ARTICLE VIII

Indemnification

Section 8.1                                      Indemnification Generally. The Corporation shall indemnify each person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) if the person is or was a director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, create a presumption that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 8.2                                      Suits by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the Corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

Section 8.3                                      Effect of Success in Defense. To the extent that a person who is entitled in indemnification has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 82, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 8.4                                      Authorization for Indemnification. Any indemnification under Sections 8.1 and 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only if authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 8.1 or 82. The determination may be made:

(1)                                  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(2)                                  if a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the Corporation;

(3)                                  if a quorum of disinterested directors so directs, by a majority vote of the stockholders; or

(4)                                  by the court in which the proceeding is or was pending upon application made by the Corporation or the agent, attorney, or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.

Section 8.5                                      Advances. Expenses incurred in defending any action, suit or proceeding may be paid by the Corporation in advances of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Corporation as authorized in this Article.

Section 8.6                                      Indemnification not Exclusive.  The indemnification and advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

Section 8.7                                      Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the Corporation or of any division of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article. Insurance may be procured from any insurance company designated by the board of directors, including any insurance company in which the Corporation shall have any equity or other interest, through stock ownership or otherwise.

Section 8.8                                      Fiduciaries of Employee Benefits Plan.  Indemnification, expense advancement or the purchase of insurance for the benefit of any fiduciary of any employee benefit plan or trust for the benefit of employees of the Corporation or another corporation in which the Corporation owns shares shall be made upon the authorization of the board of directors.

CERTIFICATE

The undersigned Secretary of REP HOLDINGS, LTD. hereby certifies that the foregoing Bylaws were duly adopted by the unanimous written consent of the directors of REP HOLDINGS, LTD. as of May 1, 1998, and that they remain in full force and effect.

DATED this 1st day of May, 1998.

/s/ Beverly A. Kirk
Beverly A. Kirk
Its Secretary